Exhibit 24.1
POWER OF ATTORNEY
     The undersigned Director of Neoprobe Corporation, a Delaware corporation (the “Company”), hereby appoints David C. Bupp and Brent L. Larson as the undersigned’s attorney-in-fact, or either them individually as the undersigned’s attorney-in-fact, in his name and on his behalf, and in any and all capacities stated below, to sign or cause to be filed with the Securities and Exchange Commission (the “Commission”), the Company’s Registration Statement on Form S-1 (the “Registration Statement”) to register under the Securities Act of 1933, as amended, the sale of up to 20,166,666 shares of Common Stock, $.001 par value, of the Company, and any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting unto such attorneys-in-fact, and to each of them, full power and authority to do and perform in the name of and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney effective as of August 11, 2008.

Signature	Title

/s/ Gordon A. Troup	Director

Gordon A. Troup